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                                     Exhibit 99.1

                    Pacific Rehabilitation & Sports Medicine, Inc.
                                One SW Columbia Street
                                      Suite 900
                                 Portland, OR  97258

NEWS RELEASE                      Contact:  Bill Barancik
------------                                President and Chief
FOR IMMEDIATE RELEASE                       Executive Officer
                                            or
                                            William A. Norris
                                            Executive VP-Finance
                                            Pacific Rehabilitation &
                                            Sports Medicine, Inc.
                                            (503) 222-4191

               PACIFIC REHABILITATION & SPORTS MEDICINE, INC. ANNOUNCES DISCUSSIONS CONCERNING POSSIBLE MERGER WITH HORIZON/CMS
                                HEALTHCARE CORPORATION

    Portland, Oregon (October 30, 1996) -- Pacific Rehabilitation & Sports Medicine, Inc. (Nasdaq: PRHB) today announced that it is in discussions concerning the possibility of a merger of the Company with Horizon/CMS Healthcare Corporation (NYSE:HHC) at a price of $6.50 per share in cash.

    The Company emphasized that discussions were on-going and that no definitive agreement has been reached with respect to any terms of a transaction. There is no assurance that any definitive agreement will be reached, or if a definitive agreement is reached, that the potential merger will be successfully completed. Any definitive agreement, if reached, will be subject to the satisfaction of regulatory and other conditions.

    Pacific Rehab provides outpatient physical therapy services at 70 outpatient rehabilitation clinics in Washington, Oregon, California, Hawaii, Nevada, Arizona, Texas, Mississippi, Florida and Maryland.